UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2015 (February 4, 2015)

Education Realty Trust, Inc.
Education Realty Operating Partnership, LP

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32417 333-199988-01	20-1352180 20-1352332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Long-Term Incentive Plan

On February 4, 2015, the Compensation Committee of the Board of Directors of Education Realty Trust, Inc. (the “Company”) approved the structure for the Education Realty Trust, Inc. 2015 Long-Term Incentive Plan (the “2015 LTIP”). The terms of the 2015 LTIP are similar to the terms of the Company’s 2014 Long-Term Incentive Plan (the “2014 LTIP”), which is described in detail in the section entitled “Compensation Discussion and Analysis” in the Company’s definitive proxy statement for its 2014 annual meeting of shareholders.

Similar to the 2014 LTIP, the 2015 LTIP provides that 25% of a participant’s award consists of a grant of restricted shares of the Company’s common stock (“restricted stock”) that vest in equal annual installments over three years. The remaining 75% of a participant’s award consists of a grant of restricted stock units (“RSUs”) with each RSU representing the right to receive, in the future, shares of the Company’s common stock. The terms of the 2015 LTIP differ from the 2014 LTIP as follows:

•
The vesting of RSUs for the performance based portion of the award is calculated based upon the Company’s achievement of six performance objectives (the “Performance Objectives”) over a three year period. Each Performance Objective will have specific targets for minimum achievement equaling 50%, target achievement equaling 100% and maximum achievement equaling 150%, with interpolation between each target level. The Performance Objectives are as follows:

(1) for 20% of the award, the dollar amount of the Company’s new development deliveries and operating performance;
(2) for 20% of the award, the total asset growth of the Company;
(3) for 20% of the award, the Company’s annual Funds From Operations per share/unit at the end of 2017, the final year of the plan;
(4) for 10% of the award, the Company’s total shareholder return (“TSR”) compared to its peer group;
(5) for 10% of the award, the Company’s TSR compared to the NAREIT Index; and
(6) for 20% of the award, the absolute TSR of the Company.

•
The number of RSUs to be granted to each participant under the 2015 LTIP will be determined by dividing a specified dollar amount by the fair value of each RSU as of February 4, 2015, determined as soon as practicable after February 4, 2015. The fair value of each RSU will be calculated by applying a discount rate or premium, as applicable, to the market price per share of the Company’s common stock as of February 4, 2015. The discount or premium will be computed by a third party valuation consultant using acceptable valuation techniques, including the Monte Carlo simulation, to determine the effects of volatility, interest rates and dividends over a defined period of time.

•
At his or her sole discretion, each participant has the option to elect to receive his or her awards in the form of profit-only interests (“POIs”) in Education Realty Operating Partnership, LP, a subsidiary of the Company (the “Operating Partnership”), in lieu of restricted shares or RSUs. The POIs will vest based on the same criteria (either through the passage of time or by the meeting of the Performance Objectives, as applicable) as the shares of restricted stock and the RSUs. The POIs may be redeemable in the future to the same degree as common units of limited partnership interests in the Operating Partnership upon the occurrence of certain events.

The table below sets forth the number of shares of restricted stock awarded to the Company’s named executive officers pursuant to the 2015 LTIP.

Participant	Time-Vested Restricted Stock (25% of 2015 LTIP Award)
Randy Churchey	8,414 shares
Thomas Trubiana	5,058 shares
Edwin B. Brewer, Jr.	1,662 shares
Christine Richards	1,662 shares
J. Drew Koester	506 shares

The table below sets forth the dollar amounts of RSUs that the Company’s named executive officers would earn pursuant to the 2015 LTIP if the Company achieves “Threshold,” “Target” or “Maximum” levels of the Performance Objectives.

Participant	Number of shares of Common Stock from the Vesting of RSUs (75% of 2015 LTIP Award) Based Upon:*
	Threshold Performance	Target Performance	Maximum Performance
Randy Churchey	RSUs with a Fair Value of $436,669 as of February 4, 2015	RSUs with a Fair Value of $873,338 as of February 4, 2015	RSUs with a Fair Value of $1,310,006 as of February 4, 2015
Thomas Trubiana	RSUs with a Fair Value of $262,500 as of February 4, 2015	RSUs with a Fair Value of $525,000 as of February 4, 2015	RSUs with a Fair Value of $787,500 as of February 4, 2015
Edwin B. Brewer, Jr.	RSUs with a Fair Value of $86,250 as of February 4, 2015	RSUs with a Fair Value of $172,500 as of February 4, 2015	RSUs with a Fair Value of $258,750 as of February 4, 2015
Christine Richards	RSUs with a Fair Value of $86,250 as of February 4, 2015	RSUs with a Fair Value of $172,500 as of February 4, 2015	RSUs with a Fair Value of $258,750 as of February 4, 2015
J. Drew Koester	RSUs with a Fair Value of $26,250 as of February 4, 2015	RSUs with a Fair Value of $52,500 as of February 4, 2015	RSUs with a Fair Value of $78,570 as of February 4, 2015

* The Compensation Committee may also interpolate between the specified performance goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: February 11, 2015	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

Date: February 11, 2015	By: EDUCATION REALTY OP GP, INC., its general partner

By: /s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr. Executive Vice President and Chief Financial Officer